Exhibit 10.15

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

AMONG

LPL HOLDINGS, INC.

BD INVESTMENT HOLDINGS INC.

AND

THE STOCKHOLDERS LISTED
ON THE SIGNATURE PAGES

DATED AS OF DECEMBER 28, 2005

Table of Contents

		Page
ARTICLE I

DEFINITIONS

Section 1.1.	Certain Defined Terms	2
Section 1.2.	Other Defined Terms	7
Section 1.3.	Other Definitional Provisions	8

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1.	Board of Directors	8
Section 2.2.	Sponsor Representation	9
Section 2.3.	Voting Agreement	10
Section 2.4.	Board Observer	10

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.	Representations and Warranties of the Company	11
Section 3.2.	Representations and Warranties of Buyer	12
Section 3.3.	Representations and Warranties of the Sponsors	12
Section 3.4.	Representations and Warranties of the Founders	13
Section 3.5.	Representation and Warranties of the Managers	13
Section 3.6.	Representations and Warranties of the Holders	14

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1.	General Limitations on Transfers	15
Section 4.2.	Compliance with Securities Laws	15
Section 4.3.	Permitted Transfers	16
Section 4.4.	Tag-Along Rights	17
Section 4.5.	Drag-Along Right	20
Section 4.6.	Additional Provisions Relating to Restrictions on Transfers	21

ARTICLE V

DIVIDEND RESTRICTIONS

Section 5.1.	Company Dividend Restrictions	22

i

ARTICLE VI

REGISTRATION RIGHTS

ii

iii

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT dated as of December 28, 2005 among LPL Holdings, Inc., a Massachusetts corporation (the “Company”), BD Investment Holdings Inc., a Delaware corporation (“Buyer”), Hellman & Friedman Capital Partners V, L.P. (“H&F Capital Partners”), Hellman & Friedman Capital Partners V (Parallel), L.P. (“H&F Parallel”), Hellman & Friedman Capital Associates V, L.P. (“H&F Capital Associates”) and TPG Partners IV, L.P. (“TPG”), together with their respective Permittee Transferees who sign a Joinder Agreement (as defined herein) (collectively, the “Sponsors”), Todd A. Robinson, James S. Putnam TTEE for Putnam Family Trust Dated 1-6-99 Separate Property Trust, and Lois and David H. Butterfield (the “Founders”), Lincoln Anderson, Steven Black, Stephanie L. Brown Trust, Mark S. Casady, William E. Dwyer III, Jonathan Eaton, Mark George Lopez and Christa Lynn Lopez, C. William Maher, and Esther M. Stearns (together with any other Person (as defined herein) who becomes a party hereto pursuant to Section 9.6 hereof, the “Managers”) and the other Persons (as defined herein) who are listed on the signature pages of this Agreement or who are not Managers and who otherwise become parties pursuant to a Joinder Agreement (as defined herein) (the “Holders”).

WHEREAS, the Company, Buyer, and BD Acquisition Inc., a Massachusetts corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of October 27, 2005 (as it may be amended from time to time, the “Merger Agreement”), pursuant to and subject to the terms and conditions of which, among other things, Merger Sub shall be merged (the “Merger”) with and into the Company in accordance with the applicable provisions of the MBCA and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”);

WHEREAS, upon the closing of the Merger (the “Closing”), the Sponsors, the Founders, the Managers and the Holders, respectively, will Beneficially Own (as defined herein) the respective amounts of the issued and outstanding Buyer Common Stock (as defined herein) set forth in Schedule 1 to this Agreement;

WHEREAS, it is a condition to the obligations of each of the Company and Buyer to consummate the Merger and the other transactions contemplated by the Merger Agreement that this Agreement shall have been duly executed and delivered by the Company, Buyer, the Sponsors, the Founders, the Managers and the Holders; and

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the shares of Buyer Common Stock to be Beneficially Owned by the Sponsors, the Founders, the Managers, and the Holders following the consummation of the Merger, as well as restrictions on certain activities in respect of Buyer Common Stock, corporate governance and other related corporate matters.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.            Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided that in no event, shall the GS Holders be deemed to be an Affiliate of Buyer or the Company; provided, further, that in no event, shall any Farallon Holder be deemed to be an Affiliate of any H&F Sponsor and in no event, shall any H&F Sponsor be deemed to be an Affiliate of any Farallon Holder.

“Agreement” means this Stockholders Agreement as it may be amended, supplemented, restated or modified from time to time.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security.  The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.  For the avoidance of doubt, no Farallon Holder shall be deemed to Beneficially Own any Shares owned by any H&F Sponsor and no H&F Sponsor shall be deemed to Beneficially Own any Shares owned by any Farallon Holder.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York.

“Buyer Board” means the Board of Directors of Buyer.

“Buyer Common Stock” means, the authorized capital stock of Buyer, consisting solely of 20,000,000 shares of common stock, no par value.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Cause” means (a) for any Manager who has an employment agreement with the Company or its subsidiaries that includes a definition of “cause,” cause as so defined; and (b) for any other Manager, (i) the intentional failure to perform (other than by reason of disability) or gross negligence or willful misconduct in the performance of regular duties or other breach of fiduciary duty or material breach of the employment agreement, if any, by and between the Company and such Manager which remains uncured after thirty (30) days’ notice specifying in reasonable detail the nature of the failure, negligence, misconduct or breach and what is required of the Manager to cure, (ii) conviction or plea of nolo contendere to a felony or (iii) fraud or embezzlement or other dishonesty which has a material adverse effect on the Company.  Before a Manager shall be deemed for purposes of this Agreement to have been terminated for Cause, (A) at least two-thirds (2/3) of the members of the Board (excluding the Manager, if a Board member) must conclude in good faith that, in their view, one of the events described in subsection (i), (ii) or (iii) above has occurred and (B) such Board determination must be made at a duly convened meeting of the Board (1) of which the Manager received written notice at least ten (10) days in advance, which notice shall have set forth in reasonable detail the facts and circumstances claimed to provide a basis for the Company’s belief that one of the events described in subsection (i), (ii) or (iii) above occurred and, in the case of an event under subsection (i), remains uncured at the expiration of the notice period, and (2) at which the Manager had a reasonable opportunity to make a statement and answer the allegations against the Manager.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Board” means the Board of Directors of the Company.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

“Director” means any member of a Board of Directors (other than any advisory, honorary or other non-voting member of a Board).

“Disability” means, (a) for any Manager who has an employment agreement with the Company or its subsidiaries that includes a definition of “disability,” disability as so defined, and (b) for any other Manager for purposes of determining under this Agreement whether such Manager’s employment has terminated due to Disability, such Manager’s being physically incapable, for a period of at least six consecutive months, of performing substantially all of his duties and responsibilities as an employee of the Company as determined by the Board of the Company in good faith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, as of any date, as to any of the Manager’s Equity Interests, the Board’s good faith determination of the fair market value of such Manager’s Equity Interests (which, in the case of options to purchase Shares, shall equal the Fair Market Value of the share underlying such option less the exercise price for such option) as of the applicable reference date, taking into account, to the extent the Board deems relevant in its good faith determination, the most recent annual appraisal (which the Company shall have received from an independent appraiser).

“Family Member” means, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing (other than a spouse or former spouse to whom a Transfer of

Shares is effected through a domestic relations order), (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased or (d) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (c) above.

“Farallon Holders” means, collectively, the following Holders (for so long as they remain Holders):  Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., and Farallon Capital Institutional Partners III, L.P.; and Farallon Holders means any one of them individually

“GS Holders” means, collectively, the following Holders (for so long as they remain Holders): GS Mezzanine Partners II, L.P., a limited partnership organized under the laws of Delaware (“GS Mezz II Onshore”); GS Mezzanine Partners II Offshore, L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“GS Mezz II Offshore”); GS Mezzanine Partners III Onshore Fund, L.P., a limited partnership organized under the laws of Delaware (“GS Mezz III Onshore”); and GS Mezzanine Partners III Offshore Fund, L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“GS Mezz III Offshore”); and GS Holder means any one of them individually.

“GS VCOC” means GS Mezz II Onshore and GS Mezzanine Partners III Offshore, L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“GSMP III VCOC”) and a direct parent of GS Mez III Offshore.

“H&F Sponsor” means each of Hellman & Friedman Capital Partners V, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P., Hellman & Friedman Capital Associates V, L.P. and their respective Permitted Transferees.

“Indemnification Agreement” means the Indemnification Agreement, dated as of October 27, 2005, by and among Buyer, the Company and each of the stockholders of the Company set forth on Schedule I to such agreement.

“IPO” means an underwritten initial public offering or public offerings (on a cumulative basis) of Shares (whether a primary or a secondary offering), pursuant to a registration statement or registration statements under the Securities Act with aggregate gross proceeds of at least $400 million.

“MBCA” means the Massachusetts Business Corporations Act.

“Mezzanine Notes” means $550,000,000 in aggregate principal amounts of 10.75% Senior Subordinated Notes due 2015 of the Company issued and sold pursuant to the Mezzanine Purchase Agreement, certain other agreements and the related indenture.

“Mezzanine Purchase Agreement” means a purchase agreement, dated the date hereof, among Buyer, the Company, the GS Holders and GSMP III VCOC, as a beneficiary of certain provisions thereof, relating to the issuance and sale by the Company to the GS Holders of $220,000,000 in aggregate principal amount of the Mezzanine Notes.

“NASD” means the National Association of Securities Dealers, Inc.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Permitted Transferee” means, in respect of (a) any Sponsors, any Affiliate of such Sponsor, (b) any Founder or Manager, any Family Member of such Founder or Manager, respectively, (c) any holder of Shares who is a natural person, (i) upon the death of such natural person, such person’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Shares in question pursuant to the will or other instrument taking effect at death of such holder or by applicable laws of descent an distribution and (ii) any Person acquiring such Shares pursuant to a qualified domestic relations order; provided, however, that, in the case of the Founders, (A) the Founders shall not, in any one-year period, Transfer to Persons referenced in clause (b) Shares having a value in excess of $5,000,000, in the aggregate, unless such Persons agree, in writing, to be bound by Section 7.03(b) of the Indemnification Agreement with respect to such Shares, and (B) any Persons referenced in clause (c) above agree, in writing, upon receipt of such Shares pursuant to a will or other instruments or by applicable law (as described in clause (c)(i) above) or a qualified domestic relations order (as described in clause (c)(ii) above), as applicable, to be bound by Section 7.03(b) of the Indemnification Agreement with respect to such Shares, and (d) any Holder, any Affiliate of such Holder.  In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any governmental authority.

“Promissory Note” means a promissory note (a) with a principal amount equal to the Fair Market Value of the Manager’s Equity Interests repurchased in accordance with Section 8.1 hereof, (b) on which interest shall accrue at the then current market rate and (c) for which the principal, together with the interest thereon shall become due and payable in three equal annual installments payable on the first, second and third anniversary of the date of issuance thereof.

“Registrable Securities” means Shares, and any Shares or other securities issued in respect of Shares or into which Shares or such other securities shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or similar recapitalizations, or a merger, consolidation or reorganization or otherwise; provided, however, as to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such registration statement, or (b) such Registrable Securities shall have been sold pursuant to Rule 144 and are no longer subject to the restrictions on resale.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Article VI, including (a) all SEC and stock exchange or trading system or NASD registration, listing and filing fees and any other fees associated with such filings, (b) all fees and expenses of complying with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (c) all rating agency fees, (d) all printing, duplicating, messenger and delivery expenses, (e) the fees and disbursements of counsel for Buyer and of Buyer’s independent public accountants, including the expenses of any special  audits and/or “cold comfort” letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of one counsel and accountant retained by the Stockholders (such counsel to be chosen by the Stockholders by vote of a plurality of the Registrable Securities of such Stockholders being registered) as a group in connection with each such registration, (g) the reasonable fees and disbursements of one counsel retained by the Demanding Party, (h) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the NASD, (i) internal expenses of Buyer (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (j) securities acts liability insurance (if Buyer elects to obtain such insurance or the underwriters so require) but, in all cases, excluding underwriting discounts and commissions and transfer taxes, if any.

“Rollover Options” means all Company Stock Options (as defined in the Merger Agreement) which, following the Merger, will represent options to acquire Buyer Common Stock on the terms set forth in the Merger Agreement.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shares” means shares of Buyer Common Stock.

“Stockholders” means, collectively, the Sponsors, the Founders, the Managers and the Holders, and such other Persons, if any, that from time to time become a party hereto.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Tag-Along Pro Rata Portion” means a number of Shares equal to (a) the number of Shares held by such Stockholder (including any vested but unexercised options held by the Managers for Shares), multiplied by (b) a fraction, the numerator of which is the aggregate number of Sponsor Seller Shares proposed to be Transferred by such Sponsor Seller, and the denominator of which is the aggregate number of Shares Beneficially Owned by such Sponsor Seller.

“TPG Sponsor” means TPG Partners, IV, L.P. and its Permitted Transferees.

“Transfer” means, in respect of any Shares or any interest in such Shares, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition thereof (by operation of law or otherwise).  For the avoidance of doubt, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Article IV (a) if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee (in which case, to the extent such transferee then holds assets in addition to Shares, the determination of the purchase price deemed to have been paid for the Shares held by such transferee in such deemed Transfer for purposes of the provisions of Article IV shall be made by the Buyer Board in good faith) or (b) with respect to a holder of Shares which was formed for the purpose of holding Shares, there is a Transfer of the equity interests of such holder other than to a Permitted Transferee of such holder.

“Voting Securities” means at any time shares of any class of Capital Stock or other securities of Buyer which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of Capital Stock.

Section 1.2.            Other Defined Terms.  The following terms shall have the meanings defined for such terms in the Sections set forth below:

TERM	SECTION
Buyer	Preamble
Call Option	Section 8.1
CEO	Section 2.1
Claims	Section 6.3(a)
Closing	Recitals
Company	Preamble
Committee	Section 2.6(a)
Demand Period	Section 6.1(d)(ii)
Demand Registration	Section 6.1(a)
Drag-Along Notice	Section 4.5(a)
Drag-Along Right	Section 4.5(a)
Drag-Along Sale	Section 4.5(a)
Drag-Along Seller	Section 4.5(b)
Founders	Preamble
Holders	Preamble
Independent Director	Section 2.1
Joinder Agreement	Section 4.1(c)
Litigation	Section 10.9(a)
Managers	Preamble
Manager Designee	Section 8.2
Manager’s Equity Interests	Section 8.1
Maximum Sale Number	Section 6.1(i)

TERM	SECTION
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Net Shares	Section 5.1(a)
Non-Voting Observer	Section 2.6(a)
Offer Shares	Section 4.4(a)
Offeree Stockholder	Section 4.4(b)
Option Notice	Section 8.4
Participating Seller	Section 4.5(a)
Piggyback Notice	Section 6.1(g)(ii)
Piggyback Registration	Section 6.1(g)
Proposed Transferee	Section 4.4(a)
Registering Entity	Section 10.2(b)
Right of First Refusal Notice	Section 4.3(d)(ii)
Rollover Attributable Shares	Section 5.1(a)(ii)(B)
Sale Notice	Section 4.4(a)
Sponsor Seller	Section 4.4(a)
Sponsors	Preamble
Surviving Corporation	Recitals
Tag-Along Right	Section 4.4(c)(i)
Tag-Along Seller	Section 4.4(c)(ii)
Tag-Along Shares	Section 4.4(b)
Transfer Restriction Period	Section 4.3(c)
Violation	Section 6.3(a)

Section 1.3.            Other Definitional Provisions.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

(a)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(b)   Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1.            Board of Directors.  Each of Buyer and the Company shall be managed by its duly elected officers subject to the overall direction and supervision of the Buyer Board and the Company Board, respectively.  Concurrently with the Closing, Buyer, the Company and the Stockholders shall take such action, including, but not limited to a shareholder vote, as may be necessary to cause the Buyer Board and the Company Board, respectively, to initially consist of seven Directors, including the following: (i) two individuals designated by the H&F Sponsor, (ii) two individuals designated by the TPG Sponsor, (iii) Mark Casady, so long as Mark Casady is CEO (the “CEO”) and thereafter the CEO of the Company, (iv) one independent director designated by the Sponsors, after consultation with Mark Casady, so long as Mark Casady is CEO and thereafter the CEO of the Company, and reasonably acceptable to the Founders (“Independent Director”), and (v) James Putnam, until the earlier of (A) three years from the date of this Agreement, (B) an IPO and (C) the date on which he Beneficially Owns less than 50% of the Shares Beneficially owned by him on the date hereof.  Buyer and the Company shall appoint Mark Casady, so long as Mark Casady is the CEO and thereafter the CEO of the Company, to the Board of Directors of the Subsidiaries of the Company and, to the extent an executive or similar committee of the Board of Directors of Buyer or the Company or any of its Subsidiaries effectively functions as a board, as an ex-officio member of such committees (other than any audit committee).

Section 2.2.            Sponsor Representation.

(a)   For so long as the H&F Sponsors collectively Beneficially Own Shares or other Voting Securities representing at least the percentage of Shares Beneficially Owned by them on the date hereof shown below, there shall be included in the slate of nominees recommended by the Buyer Board and the Company Board for election as directors at each applicable annual general meeting of shareholders the number of individuals designated by the H&F Sponsors shown below.

Percent	Number of Nominees
30%	2
less than 30% but greater than or equal to 10%	1
Less than 10%	0

(b)   For so long as the TPG Sponsor Beneficially Owns Shares or other Voting Securities representing at least the percentage of Shares Beneficially Owned on the date hereof shown below, there shall be included in the slate of nominees recommended by the Buyer Board and the Company Board for election as directors at each applicable annual general meeting of shareholders the number of individuals designated by the TPG Sponsor shown below.

Percent	Number of Nominees
30%	2
less than 30% but greater than or equal to 10%	1
Less than 10%	0

(c)   If a Sponsor ceases to have the right to designate one or more directors to the Buyer Board and to the Company Board pursuant to Section 2.2(a) or 2.2(b), as applicable, then such Sponsor,Buyer and the Company shall take all necessary action to cause the director(s) designated by such Sponsor to be removed immediately and the Stockholders, Buyer and the Company shall take all necessary action to cause the number of directors to be reduced accordingly; provided that in the event there is only one remaining director, the Stockholders,  Buyer and the Company shall take all necessary action to designate at least one additional director before removing such director.

(d)   Except as provided above, each Sponsor shall have the exclusive right to appoint and remove its respective designees as directors to and from the Buyer Board and the Company Board, respectively, as well as the exclusive right to fill vacancies created by reason of death, removal or resignation of such designees, and the Stockholders, Buyer and the Company shall take all necessary action to cause the Buyer Board and the Company Board to be so constituted.

Section 2.3.            Voting Agreement.

(a)   Each holder of Shares hereby agrees to vote such holder’s Shares, whether at a meeting or by written consent in accordance with such holder’s agreements contained in Sections 2.1 and 2.2, which agreement shall remain in effect until the earlier of (i)  the Transfer of the Shares by a holder other than to a Permitted Transferee and (ii) an IPO, at which time its obligations under Sections 2.1, 2.2 and 2.3 shall lapse.

Section 2.4.            Board Observer.

(a)   So long as GS Mezz III Offshore holds Mezzanine Notes with an aggregate outstanding principal amount of at least $50,000,000.00, GSMP III VCOC shall have the right to designate an employee of The Goldman Sachs Group, Inc. or its Affiliates as a non-voting observer (a “Non-Voting Observer”) to the Buyer Board or the Company Board and, to the extent an executive or similar committee effectively functions as a board, each such committee of the Buyer Board or the Company Board, as the case may be (each a “Committee”); provided such Non-Voting Observer will not have or represent an interest that conflicts with the interests of Buyer or the Company.  The Non-Voting Observer attending a meeting of Buyer Board or the Company Board, as the case may be (or any applicable Committee thereof) shall be entitled to reimbursement from Buyer and the Company for his or her reasonable travel or other out-of-pocket expenses related to the performance of his or her duties.

(b)   So long as GSMP III VCOC shall be entitled to exercise its rights pursuant to this Section 2.4, each of Buyer and the Company shall hold regular meetings of Buyer Board or the Company Board, as the case may be, no less frequently than quarterly.  Within a reasonable time after each such meeting, either telephonically or in person, of a Buyer Board or the Company Board, as the case may be, Buyer or the Company, as applicable, shall cause minutes of such meeting to be delivered to the Non-Voting Observer.

(c)   The Non-Voting Observer shall be entitled to be present at all meetings of the Buyer Board or the Company Board, as the case may be (and any applicable Committee) and shall be notified of any such meeting by prior notice, including such meeting’s time and place, in the same manner as directors of Buyer or the Company, as the case may be, and shall receive copies of all written materials distributed to directors of Buyer or the Company, as the case may be, for purposes of such meetings at the same time as directors of Buyer or the

Company, as the case may be, and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Buyer Board or the Company Board, as the case may be (and any applicable Committee), without voting; provided, however, that such Non-Voting Observer shall not have voting rights with respect to actions taken or elected not to be taken by the Buyer Board or the Company Board, as the case may be, or any Committee and shall be subject to all rules governing the Buyer Board or the Company Board, as the case may be and Committee, it being understood that neither the Buyer Board nor the Company Board shall be under any obligation to take any action with respect to any proposals made or advice furnished by the Non-Voting Observer, and nothing herein shall prevent the Buyer Board or the Company Board, as the case may be (and any applicable Committee), acting by written instrument to the extent permitted by applicable law.  The Non-Voting Observer shall have a duty of confidentiality to Buyer and the Company comparable to the duty of confidentiality of a director of Buyer and the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.            Representations and Warranties of the Company.  The Company represents and warrants to each of the other parties to this Agreement as follows:

(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all necessary corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b)   The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the performance of the Company’s obligations under this Agreement.

(c)   This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(d)   Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by the Company in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

(e)   The Company has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

Section 3.2.            Representations and Warranties of Buyer.  Buyer represents and warrants to each of the other parties to this Agreement as follows:

(a)   Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b)   The execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized by all necessary action, and no other proceedings on the part of Buyer are necessary to authorize this Agreement or the performance of Buyer’s obligations under this Agreement.

(c)   This Agreement has been duly executed and delivered by Buyer, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(d)   Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by Buyer in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

(e)   Buyer has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

Section 3.3.            Representations and Warranties of the Sponsors.  Each Sponsor, severally and not jointly, represents and warrants to each of the other parties to this Agreement as follows:

(a)   Such Sponsor is a limited partnership duly formed, validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of formation, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b)   The execution, delivery and performance of this Agreement by such Sponsor has been duly and validly authorized by all necessary action, and no other proceedings on the part of such Sponsor are necessary to authorize this Agreement or the performance of such Sponsor’s obligations under this Agreement.

(c)   This Agreement has been duly executed and delivered by such Sponsor, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Sponsor, enforceable against such

Sponsor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(d)   Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by such Sponsor in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

(e)   Such Sponsor is the Beneficial Owner of the shares of Capital Stock set forth next to its respective name on Schedule 1 hereto.

(f)    Such Sponsor has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

Section 3.4.            Representations and Warranties of the Founders.  Each Founder, severally and not jointly, represents and warrants to each of the other parties to this Agreement as follows:

(a)   This Agreement has been duly executed and delivered by such Founder, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Founder, enforceable against such Founder in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(b)   Such Founder is the Beneficial Owner of the shares of Capital Stock set forth next to his or her respective name on Schedule 1 hereto.

(c)   Such Founder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

(d)   Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by such Founder in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

Section 3.5.            Representation and Warranties of the Managers.  Each Manager, severally and not jointly, represents and warrants to each of the other parties to this Agreement as follows:

(a)   This Agreement has been duly executed and delivered by such Manager, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Manager, enforceable against such

Manager in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(b)   Such Manager is the Beneficial Owner of the shares of Capital Stock set forth next to his or her respective name on Schedule 1 hereto.

(c)   Such Manager has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

(d)   Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by such Manager in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

Section 3.6.            Representations and Warranties of the Holders.  Each Holder, severally and not jointly, represents and warrants to each of the other parties to this Agreement as follows:

(a)   This Agreement has been duly executed and delivered by such Holder, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(b)   Such Holder is the Beneficial Owner of the shares of Capital Stock set forth next to his or her respective name on Schedule 1 hereto.

(c)   Such Holder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

(d)   Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by such Holder in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1.            General Limitations on Transfers.

(a)   Transfers Generally.  No Founder, Manager, or Holder, and, for purposes of this Section 4.1(a) and Sections 4.1(c), 4.2 and 4.4 only, no Sponsor, shall Transfer any Shares held or Beneficially Owned (whether as of the date of this Agreement or subsequently acquired) by such Persons, unless such Transfer is made in accordance with the requirements of this Article IV, as may be applicable, and any purported Transfer in violation of this Article IV shall be null and void.  Prior to an IPO, no Sponsor shall Transfer any Shares Beneficially Owned by it to its limited partners.

(b)   Transfer Books.  Buyer shall not record upon its books any attempted Transfer of Shares held or Beneficially Owned by any Sponsor, Founder, Manager or Holder to any other Person, except Transfers in accordance with this Agreement, and any attempted Transfer not in accordance with this Agreement shall be null and void ab initio.

(c)   Obligations of Transferees.  Except sales pursuant to a registration statement under the Securities Act or , following an IPO, under Rule 144, no Transfer of Shares that would be otherwise permitted pursuant to this Agreement shall be effective unless (i) the transferee shall have executed an appropriate document (a “Joinder Agreement”) in form and substance reasonably satisfactory to Buyer confirming that (A) the transferee takes such Shares subject to all the terms and conditions of this Agreement to the same extent as its transferor was bound by and entitled to the benefits of such provisions and (B) the Shares shall bear legends, substantially in the forms required by Section 4.6, and (ii) such Joinder Agreement shall have been delivered to and approved by Buyer prior to such transferee’s acquisition of Shares, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 4.2.            Compliance with Securities Laws.  Notwithstanding any other provision of this Agreement, no Stockholder shall Transfer any Shares unless the Transfer is made in accordance with the terms of this Agreement and (a) the Transfer is effected pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or “blue sky” laws or (b) (i) the Transferor shall have furnished Buyer with an opinion of outside counsel, if reasonably requested by Buyer, which opinion of counsel shall be in form and substance reasonably satisfactory to Buyer, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or “blue sky” laws and that the Transfer otherwise complies with any other applicable federal securities laws and state securities or “blue sky” laws and such representations and covenants of the Transferor as are reasonably requested by Buyer to ensure compliance with any applicable federal securities laws and state securities or “blue sky” laws or (ii) in lieu of (i) above, at the option of Transferors who are Founders or Managers, counsel to Buyer shall concur that no registration is required.

Section 4.3.            Permitted Transfers.

(a)   Permitted Transferees.  Subject only to Section 4.1(c) and 4.2, any holder of Shares shall be free to Transfer Shares to any Permitted Transferee, in whole at any time or in part from time to time.

(b)   Sponsor Transfers.  Subject only to Sections 4.1(a), 4.1(c), Section 4.2 and Section 4.4, as may be applicable, the Sponsors shall be free to Transfer Shares to any Person, in whole at any time or in part from time to time.

(c)   Founders, Managers and Holders Transfers.  Except as provided in, and subject to the provisions of, this Article IV, as may be applicable, until the earlier to occur of (i) the fourth anniversary of the Closing and (ii) the occurrence of an IPO (“Transfer Restriction Period”), the Founders, Managers and Holders shall not Transfer any Shares to any other Person without the prior written approval of Buyer, which approval may be granted or withheld by the Buyer Board in its sole and absolute discretion.  Subsequent to the termination of the Transfer Restriction Period, a Founder, Manager or Holder shall be free to Transfer Shares to any Person, in whole at any time or in part from time to time, subject to Sections 4.1(c) and 4.2.    Notwithstanding the foregoing, each GS Holder shall be permitted to Transfer Shares Beneficially Owned by it to its lender(s) in the ordinary course in connection with the pledge of such GS Holder’s assets or foreclosure thereon; provided, however, for the avoidance of doubt, that any sale in connection with a foreclosure or similar process shall be subject to Section 4.3(c).

(d)   Right of First Refusal.  From and after the fourth anniversary of the Closing and prior to an IPO, in the event that a Founder, Manager or Holder shall propose to Transfer any Shares (each, a “Prospective Selling Stockholder”) to any Person (other than (i) a Permitted Transferee, (ii) pursuant to Section 4.4 or (iii) pursuant to a Piggyback Registration), Buyer and, if Buyer does not exercise such right, the Sponsors shall have a right of first refusal with respect to such a proposed Transfer, which right shall be exercised in accordance with the provisions of subsections (i) through (iii) of this Section 4.3(d).

(i)            With respect to any such proposed Transfer, the Prospective Selling Stockholder shall offer to Buyer and the Sponsors (by simultaneous written notice to Buyer and the Sponsors) the option to purchase all, but not less than all, the Shares (as the case may be) proposed to be transferred at the same price and upon the same terms and conditions as are specified in a bona fide written offer from the proposed transferee.

(ii)           The notice to Buyer and the Sponsors (“Right of First Refusal Notice”) shall include the price, form of consideration and any other material terms and conditions, and the identity of the Person to whom such Prospective Selling Stockholder is proposing to Transfer such Shares, including the identity of any Person controlling such proposed transferee, if known by the Prospective Selling Stockholder, and such other information as is reasonably requested by Buyer or the Sponsors.  If Buyer or the Sponsors exercise their right to purchase all of the Shares proposed to be transferred, they shall give written notice thereof to the Prospective Selling Stockholder within 30 days after receipt of the Right of First Refusal Notice.  In the event that Buyer or the Sponsors fail to notify the Prospective Selling Stockholder of their acceptance in writing within the 30 day period, Buyer or the Sponsors shall be deemed, subject to Section 4.3(d)(iii), to have waived their right of first refusal with respect to such Shares.  An election by Buyer or the Sponsors pursuant to the second sentence of this Section 4.3(d)(ii) shall constitute an irrevocable commitment, subject to the terms of this Section 4.3(d), by Buyer or the Sponsors to purchase such Shares on the terms set forth in the Right of First Refusal Notice and the closing of such purchase shall take place at the offices of Buyer (or at any other place as may be agreed by Buyer or Sponsors and the Prospective Selling Stockholder) on a date specified by Buyer or the Sponsors, which date shall be within 10 Business Days after Buyer’s or the Sponsors’ written notice of such election to such Prospective Selling Stockholder.  If the terms of the proposed Transfer include the Transfer of the Shares for consideration other than cash, Buyer or, if Buyer elects not to exercise its rights, the Sponsors will have the right to exercise their rights hereunder by purchasing such Shares for cash in an amount equal to the fair market value of such proposed consideration in the reasonable opinion of an independent third party bank appointed by mutual consent of the Prospective Selling Stockholder and Buyer or the Sponsors, as applicable (whose reasonable fees and expenses in connection with the services described above shall be paid by the Company).

(iii)          If Buyer and the Sponsors elect not to purchase the Shares proposed to be Transferred, then the Prospective Selling Stockholder may sell all (but not less than all) of such Shares to the Person (or an Affiliate thereof) specified in the Right of First Refusal Notice or any other Person; provided that such sale is made within 120 days after the date of such Right of First Refusal Notice, at a price and upon terms and conditions not materially more favorable to such transferee than those that were specified in the Right of First Refusal Notice.

Section 4.4.            Tag-Along Rights.

(a)   Sale Notice.  If at any time prior to an IPO any of the Sponsors (the “Sponsor Seller”) proposes to Transfer any of the Shares Beneficially Owned by the Sponsor Seller, other than (i) to any Permitted Transferee, (ii) in a Transfer subject to a Drag-Along Right (provided that each Founder shall still have Tag-Along Rights to the extent such Drag-Along Right exercised is for less than two times the pro rata portion of such Founders Shares) or (iii) pursuant to a Piggyback Registration, then the Sponsor Seller shall first give written notice (the “Sale Notice”) to each other Sponsor, and each Founder, Manager and Holder, stating that the Sponsor Seller desires to make such Transfer, referring to this Section 4.4, specifying the number of Shares proposed to be transferred by the Sponsor Seller (the “Offer Shares”), and specifying the price, the form of consideration, name and description of the proposed purchaser (including controlling Persons) (the “Proposed Transferee”), the other material terms pursuant to which such Transfer is proposed to be made and such other information as is reasonably requested by such other Sponsor or a Founder, Manager or Holder, and, if the form of consideration is not solely cash payable in immediately available funds, cash equivalents or marketable securities, sufficient financial and other information in order for the other Sponsor, and the Founders, Managers and Holders to reasonably evaluate the consideration proposed to be delivered.

(b)   Tag-Along Election.  Within 15 Business Days of the date of receipt of the Sale Notice, each Sponsor, Founder, Manager and Holder shall deliver to the Sponsor Seller and to Buyer a written notice stating how many Shares, if any, such Sponsor, Manager, Holder or Founder elects to sell.  Subject to Section 4.4, such Sponsor, Manager or Holder may sell up to a number of Shares equal to its Tag-Along Pro Rata Portion, and such Founder may sell up to a number of Share equal to twice its Tag-Along Pro Rata Portion (any Sponsor, Founder, Manager or Holder that chooses to exercise such right, an “Offeree Stockholder”) to such Proposed Transferee on the same terms, (including purchase price) and conditions as the Sponsor Seller and subject to the same indemnification (on several and not joint basis) as the Sponsor Seller, but in no event shall such indemnification obligation exceed the proceeds actually received by such party in such transaction (with respect to each Sponsor, Founder, Manager or Holder, its “Tag-Along Shares”).  An election pursuant to the first sentence of this Section 4.4(b) shall constitute an irrevocable commitment, subject to the terms of this Section 4.4, including, without limitation Section 4.4(c), by the Offeree Stockholder making such election to sell such Tag-Along Shares to the Proposed Transferee if the sale of Offer Shares to the Proposed Transferee occurs on the terms set forth in the Sale Notice.  Such terms shall include a maximum number of Shares such Proposed Transferee is willing to purchase, and, in the event that the Proposed Transferee is not willing to acquire all the Shares offered, the Sponsor Seller and each Offeree Stockholder shall be cut back pro rata based on the number of Shares such Sponsor Seller and each Offeree Stockholder offered to sell in accordance with the terms of this Section 4.4(b).

(c)   Rights to Transfer.

(i)            Third-Party Sale; Tag-Along Buyer.  The Sponsor Seller may not consummate any Transfer that is subject to the provisions of this Section 4.4 unless the Proposed Transferee purchases, within 120 days of the date of the Sale Notice, concurrently, all of the Offer Shares and the Tag-Along Shares (subject to the cutback in the last sentence of Section 4.4(b)) on identical terms and conditions, which terms and conditions include the same price as set forth in the Sale Notice and otherwise are not materially less favorable than those set forth in the Sale Notice (the “Tag-Along Right”); provided, however, if, prior to consummation, the terms of such proposed Transfer shall change with the result that the per share price shall be less than the per share price set forth in the Sale Notice or the other terms and conditions shall be materially less favorable to any Offeree Stockholder than those set forth in the Sale Notice (including, for the avoidance of doubt, a material portion of the cash consideration being modified to non-cash consideration), the acceptance by each Offeree Stockholder shall be deemed to be revoked, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 4.4(b) separately complied with, in order to consummate such Transfer pursuant to this Section 4.4.  For purposes of the preceding sentence, the price received by the Sponsor Seller shall be deemed to include all compensation of any nature and type as is received by the Sponsor Seller in respect of the Offer Shares and any non-competition covenants and similar matters. If at the end of the 120th day after the date of delivery of the Sale Notice, the Transfer has not been completed, the Sale Notice shall be null and void and each Offeree Stockholder shall be released from such Offeree Stockholder’s obligation under the Sale Notice and it shall be necessary for a separate Sale Notice to be furnished and the terms and provisions of this

Section 4.4 separately complied with, in order to consummate such proposed Transfer pursuant to this Section 4.4.

(ii)           Sale Agreement.  Each Offeree Stockholder electing to sell Tag-Along Shares (a “Tag-Along Seller”) agrees to cooperate in consummating such a Transfer, including by becoming a party to the sale agreement and all other appropriate related agreements on the same terms (other than, with respect to the Founders, non-competition or similar agreements that would bind such Founders), purchase price and conditions as the Sponsor Sellers, delivering, at the consummation of such Transfer, the stock certificates and other instruments for such Shares duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) in each case, on the same terms and conditions as the Sponsor Seller, and taking any other commercially reasonable necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents.  Each Tag-Along Seller shall be severally responsible for its proportionate share (apportioned pro rata based on the number of Shares the Tag-Along Sellers and the Sponsor Seller are selling) of the third-party expenses of the Transfer incurred by the Sponsor Seller in connection with such Transfer (except to the extent paid or reimbursed by the Company, Buyer or the Proposed Transferee) and liabilities (to the extent incurred by the Sponsor Seller in connection with such Transfer) for indemnification with respect to breaches of representations and warranties made in connection with such Transfer by Buyer or by the Sponsor Seller and any Tag-Along Sellers with respect to Buyer or Buyer’s business, and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments; provided, however, that all such obligations are on a several and not joint basis to the Sponsor Seller and each Tag-Along Seller based on the consideration received by the Sponsor Seller and such Tag-Along Seller.  The foregoing notwithstanding, (A) the amount of such obligations and liabilities for which such Tag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Tag-Along Seller in such Transfer, and (B) a Tag-Along Seller shall not be responsible for the gross negligence or fraud of the Sponsor Seller or any other Tag-Along Seller or for any indemnification obligations and liabilities (including through escrow or holdback arrangements) for breaches of representations and warranties and related escrow or holdback claims made by the Sponsor Seller or any other Tag-Along Seller made with respect to such other seller’s (1) ownership of and title to Shares, (2) organization, (3) authority or (4) conflicts and consents and any other matter concerning such other seller, or for breaches of any covenant made by the Sponsor Seller or any other Tag-Along Seller.

(iii)          Costs and Expenses.  All costs and expenses incurred by Buyer or the Company in connection with the proposed Transfer pursuant to Section 4.4 (whether or not consummated), including without limitation all attorneys’ fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, will be paid by the Company.  The reasonable fees and expenses of one legal counsel representing any or all of the other Tag-Along Sellers (including any participating Managers) in connection with any proposed Transfer pursuant to Section 4.4 (whether or not consummated) will be paid by the Company.

Any other costs and expenses incurred by or on behalf of any or all Tag-Along Sellers or Sponsor Seller in connection with any proposed Transfer pursuant to this Section 4.4 (whether or not consummated) will be borne by such Tag-Along Seller or Sponsor Seller, as applicable, including pursuant to clause (ii).

(iv)          No Liability.  Notwithstanding any other provision contained in this Section 4.4(c), there shall be no liability on the part of Buyer, the Company or the Sponsor Seller in the event that any Transfer of Offer Shares pursuant to this Section 4.4(c) is not consummated, except to the extent that Buyer or the Company have failed to comply with Section 4.4.  The decision whether to effect a Transfer subject to this Section 4.4(c) shall be in the sole and absolute discretion of the Sponsor Seller.

Section 4.5.            Drag-Along Right.

(a)   Exercise.  If at any time one or more Sponsor Sellers proposes to make a Transfer in a bona fide arm’s-length sale transaction or series of related sale transactions (other than to any Permitted Transferee), of Shares representing (together with any Shares to be sold by a Drag-Along Seller under this Section 4.5) at least 50% of the outstanding Shares to a Proposed Transferee (the “Drag-Along Sale”), including pursuant to a stock sale, merger, business combination, recapitalization, consolidation, reorganization, restructuring or similar transaction, but excluding a distribution by a Sponsor to its limited partners, the Sponsor Seller or Sponsor Sellers, as the case may be, shall have the right (a “Drag-Along Right”), exercisable upon 15 Business Days’ prior written notice (“Drag-Along Notice”) to the Founders, Managers and Holders (any Founder, Manager or Holder that is subject to such right, a “Participating Seller”), to require each of them to sell a number of Shares equal to (a) the total number of Shares owned by such Founder, Manager or Holder, multiplied by (b) a fraction (i) the numerator of which is the number of Shares such Sponsor Seller or Sponsor Sellers, as the case may be, sell to the Proposed Transferee and (ii) the denominator of which is the total number of Shares Beneficially Owned by such Sponsor(s), to the Proposed Transferee on the same terms and conditions, including the same price as the Sponsor Seller or Sponsor Sellers, as the case may be, would receive in connection with such transaction.  For purposes of the preceding sentence, the price received by a Sponsor Seller shall be deemed to include all compensation of any nature and type as is received by the Sponsor Seller in respect of its Shares being sold and any non-competition covenants and similar matters. To the extent consideration payable in connection with a Drag-Along Sale includes capital stock that is not publicly-tradable, each Founder, Holder and Manager, as a condition to its participation in the Drag-Along Sale, shall receive registration rights with respect to such capital stock similar to those set forth in Article VI. If at the end of the 120th day after the date of delivery of the Drag-Along Notice, the Transfer has not been completed, the Drag-Along Notice shall be null and void and each Participating Seller shall be released from such Participating Stockholder’s obligation under the Drag-Along Notice and it shall be necessary for a separate Drag-Along Notice to be furnished and the terms and provisions of this Section 4.5 separately complied with, in order to consummate such proposed Transfer pursuant to this Section 4.5.

(b)   Sale Agreement.  Each Founder, Manager or Holder selling Shares pursuant to a transaction contemplated by this Section 4.5 (each such Founder, Manager or Holder, a “Drag-Along Seller”) agrees to cooperate in consummating such a Transfer, including, without limitation, by becoming a party to the sale agreement and all other appropriate related agreements on the same terms (other than, with respect to the Founders, non-competition or similar arrangements that would bind such Founders), purchase price and conditions as the Sponsor Sellers, delivering, at the consummation of such Transfer, the stock certificates and other instruments for such Shares duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) in each case, on the same terms and conditions as the Sponsor, and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents.  Each Drag-Along Seller shall not be responsible for any costs or expenses incurred in connection with such Transfer, including liabilities for indemnification.

(c)   Costs and Expenses.  All costs and expenses incurred by the Sponsor Seller or Buyer or the Company in connection with the proposed Transfer pursuant to this Section 4.5 (whether or not consummated), including without limitation all attorneys’ fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, will be paid by the Company.  The reasonable fees and expenses of one legal counsel representing any or all of the other Drag-Along Sellers (including any participating Managers) in connection with any proposed Transfer pursuant to this Section 4.5 (whether or not consummated will be paid by the Company.  Any other costs and expenses incurred by or on behalf of any or all Drag-Along Sellers in connection with any proposed Transfer pursuant to this Section 4.5 (whether or not consummated) will be borne by such Drag-Along Seller, as applicable.

(d)   No Liability.  Notwithstanding any other provision contained in this Section 4.5, there shall be no liability on the part of Buyer, the Company or the Sponsor Seller in the event that the Transfer pursuant to this Section 4.5 is not consummated, except to the extent that Buyer or the Company have failed to comply with this Section 4.5, for any reason whatsoever.  The decision whether to effect a Transfer pursuant to this Section 4.5 shall be in the sole and absolute discretion of the Sponsor Seller.

Section 4.6.            Additional Provisions Relating to Restrictions on Transfers.

(a)   Legends.  Each outstanding certificate representing Shares shall bear legends reading substantially as follows:

(i)            “THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.”

(ii)           “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH

IN A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 28, 2005, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST.  NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.”

(b)   Copy of Agreement.  A copy of this Agreement shall be filed with the corporate secretary of Buyer, and kept with the records of Buyer, and shall be made available for inspection by any holder of Shares at the principal executive offices of Buyer.

(c)   Termination of Restrictions.  The restriction referred to in the legend required pursuant to Section 4.6(a)(i) shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel (reasonably acceptable to Buyer), such restriction is no longer required in order to assure compliance with the Securities Act and the state securities or “blue sky” laws, or (b) when such Shares have been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144.  The restriction referred to in the legend required pursuant to Section 4.6(a)(ii) shall cease and terminate as to any particular Shares when, in the opinion of counsel (reasonably acceptable to Buyer), the provisions of this Agreement are no longer applicable to such Shares or this Agreement shall have terminated in accordance with its terms.  Whenever such restrictions shall cease and terminate as to any Shares, the holder thereof shall be entitled to receive from Buyer, without expense (other than applicable transfer taxes, if any, if such unlegended Shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of Shares not bearing the relevant legend(s) set forth in Section 4.6(a).

ARTICLE V

DIVIDEND RESTRICTIONS

Section 5.1.            Company Dividend Restrictions.

(a)   Prior to an IPO, Buyer will not (i) pay dividends, or make other distributions with respect to, Buyer Common Stock or (ii) effect a non-pro-rata redemption or repurchase of Buyer Common Stock (other than pursuant to Section 4.3(d) of this Agreement) unless, in each case, either:

(A)          such transaction has been approved by the vote of holders of a majority of the shares of Buyer Common Stock then held by Managers  who are then employees of the Company (excluding agents and representatives); or

(B)           a pro-rata portion of such dividend or distribution, or proceeds from such non-pro-rata redemption or repurchase, to be paid is allocated to a bonus pool to be distributed to employees of the Company at the discretion of the Compensation Committee of the Board of Directors of the Company, based on the recommendation of the CEO (it being understood that (A) “a pro-rata portion” shall be determined by the proportion that the number of shares issuable upon exercise of then unexercised Rollover

Options (the “Rollover Attributable Shares”), bears to the total number of outstanding shares of Buyer Common Stock plus such Rollover Attributable Shares and (B) the Compensation Committee of the Board of Directors of the Company, after consultation with the CEO, may determine that a portion of such bonus pool may be paid over time); provided that such distributions shall be structured in a manner consistent with the requirements of Section 409A of the Code so as to avoid the imposition of excise tax but without incremental cost to Buyer or the Company (other than the cost of using internal and external resources to work on any such structuring as may be necessary).

Section 5.1(a)(ii) shall not apply if Buyer offers holders of then unexercised Rollover Options  the opportunity to participate pro-rata (based on the proportion that the total number of shares issuable upon exercise of then unexercised Rollover Options on a net basis (“Net Shares”) bears to the number of outstanding shares of Buyer Common Stock plus such Net Shares) in such redemption or repurchase; provided that such transactions shall be structured in a manner consistent with the requirements of Section 409A of the Code so as to avoid the imposition of excise tax but without incremental cost to Buyer or the Company (other than the cost of using internal and external resources to work on any such structuring as may be necessary).  A pro-rata redemption or repurchase of Buyer Common Stock shall be treated as a dividend, and be governed by Section 5.1(a)(i).

(b)   Each Manager hereby appoints Mark Casady as his or her proxy to vote such holder’s Shares, whether at a meeting or by written consent in accordance with such holder’s agreements contained in this Article V, which proxy shall be valid and remain in effect until during the term of this Agreement.  The proxy granted herein is irrevocable and coupled with an interest sufficient in law to support an irrevocable power.  Mark Casady agrees that such proxy shall only be voted in a manner consistent with such holder’s agreement with respect to voting contained in Section 5.1(a).  In the event that Mark Casady is, for any reason, not the CEO, such proxy shall automatically transfer to a member of senior management designated by him or, failing such designation, to the employee then holding the largest number of Rollover Attributable Shares.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1.            Registration.

(a)   Demand Registration.  (i) Each Sponsor may make a written demand that Buyer effect the registration of all or part of the Registrable Securities Beneficially Owned by such Sponsor (a “Demand Registration”) at any time.  Each Sponsor shall have six (6) Demand Registrations pursuant to this Section 6.1(a)(i).  (ii) At any time from and after 180 days after an IPO, the Founders may make a written demand that Buyer effect the registration of all or part of the Registrable Securities Beneficially Owned by the Founders (a “Demand Registration”).  The Founders shall have a total of two (2) Demand Registrations pursuant to this Section 6.1(a)(ii).  The Sponsors or the Founders, as the case may be, that make a demand, the “Demanding Party”.

(b)   Preemption.  Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not be obligated to effect a registration pursuant to a Demand Registration:

(i)            in the case of a Founder’s Demand Registration, if the number of Registrable Securities that Buyer shall have been required to register shall have, in the aggregate a market value of less than $20,000,000;

(ii)           in any particular jurisdiction in which Buyer would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless Buyer is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii)          in the case of a Founder’s Demand Registration, if Buyer shall furnish to the requesting party certificate signed by the President or equivalent senior executive of Buyer, stating that in the good faith judgment of the Buyer Board it would be seriously detrimental to Buyer and its shareholders for such Registration Statement to be filed at the date filing would be required, in which case Buyer shall have an additional period of not more than 90 days within which to file such registration statement; or

(iv)          during the period starting with the date sixty (60) days prior to Buyer’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective day of, another Demand Registration subject to Section 6.1(a) hereof, provided that Buyer is employing in good faith all reasonable efforts to cause such registration statement to become effective.

Buyer shall not be entitled to preempt a Demand Registration pursuant to this Section 6.1(b) more than once during any twelve (12) month period.

(c)   Demand Withdrawal.  A Demanding Party may withdraw its Registrable Securities from its Demand Registration at any time prior to the effectiveness of the applicable Demand Registration statement.  Upon receipt of notices from a Demanding Party to such effect, Buyer shall cease all efforts to secure effectiveness of the applicable Demand Registration statement and such Registration nonetheless shall be deemed a Demand Registration (charged against such Demanding Party) for purposes of Section 6.1(a) unless (i) such Demanding Party shall have paid or reimbursed Buyer for the reasonable and documented out-of-pocket fees and expenses incurred by Buyer in connection with the registration of such withdrawn Registrable Securities or (ii) the withdrawal is made following the occurrence of a material adverse change in Buyer.

(d)   Effective Registration.  Buyer shall be deemed to have effected a Demand Registration only if the registration statement relating to such demand is declared effective by the SEC and remains effective for (i) not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn), or (ii) if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriter or underwriters a prospectus is required by law to be delivered in connection with sales of

Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).  No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a Sponsor or Founder.

(e)   Demand Registration Expenses.  The Registration Expenses in connection with a registration requested pursuant to Section 6.1(a) shall be born by Buyer.

(f)    Underwriting.  (i) If the Sponsor(s) intend to distribute Registrable Securities covered by such Sponsor(s)’ Demand Registration by means of an underwriting, such Sponsor(s) shall so advise Buyer as part of such Sponsor(s) demand made pursuant to Section 6.1(a).  Buyer shall, together with any Sponsor proposing to distribute its Securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected jointly by the Sponsors (or by a given Sponsor if only one Sponsor has requested registration) and reasonably satisfactory to Buyer.

Notwithstanding any other provision of Section 6.1(a), if the underwriter shall advise the Buyer that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of Shares to be underwritten, then Buyer shall so advise all Sponsors that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among the Sponsors thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Sponsors at the time of filing the Registration Statement.

If any participating Sponsor disapproves of the terms of the underwriting, such Sponsor may elect to withdraw therefrom by written notice to Buyer, the underwriter and the participating Sponsor.  The Registrable Securities so withdrawn shall also be withdrawn from registration.

(ii)           If the Founder(s) intends to distribute Registrable Securities covered by such Founder Demand by means of an underwriting, such Founder(s) shall so advise Buyer as part of such Founder(s)’ demand made pursuant to Section 6.1(a).

Buyer shall, together with any Founder proposing to distribute its securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the participating Founders and reasonably satisfactory to Buyer.  Notwithstanding any other provision of Section 6.1(a), if the underwriter shall advise Buyer that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of Shares to be underwritten, then Buyer shall so advise all Founders that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among the Founders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Founders at the time of filing the Registration Statement.

If any participating Founder disapproves of the terms of the underwriting, such Founder may elect to withdraw therefrom by written notice to Buyer, the underwriter and the other participating Founders, if any.  The Registrable Securities so withdrawn shall also be withdrawn from registration.

(iii)          If the underwriter has not limited the number of Registrable Securities to be underwritten, and after taking into account any piggyback registrations herein, Buyer may include securities for its own account (or for the account of other Stockholders) in such Demand Registration if the underwriter advises the Demanding Party in writing that, in its or their opinion, such Buyer (or other Stockholders) securities to be included in such Demand Registration would not be likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered.

(g)   Piggyback Registrations.  If at any time (i) Buyer proposes to register for sale by Buyer any Shares (other than a registration on Form S-4 or Form S-8, or any successor or similar forms) for sale to the public under the Securities Act, or (ii) any Person, including any of the Sponsors or Founders, proposes to sell Registrable Securities in a registered sale, Buyer shall each such time promptly give written notice to any other Sponsor, Founder, Manager or Holder that beneficially owns any Registrable Securities of its or their intention to do so, of the registration form of the SEC that has been selected and of such holders’ rights under this Section 6.1(g) (the “Piggyback Notice”).  Subject to Section 6.1(j), Buyer shall include, and will cause the underwriter or underwriters, if applicable, to include, in the proposed offering, on the same terms and conditions as the Shares proposed to be sold by or the Demanding Party (as the case may be) in such offering, on a pro rata basis for the Sponsors, Managers and Holders and two times pro rata basis for the Founders, all Registrable Securities that Buyer has been requested in writing, within 15 calendar days after the Piggyback Notice is given, to register for such Stockholders, as applicable (each such registration pursuant to this Section 6.1, a “Piggyback Registration”); provided, however, that (A) if, at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, Buyer or the Demanding Party, as the case may be, shall determine for any reason not to register such Shares, Buyer, shall give written notice of such determination to all Sponsors, Founders, Managers and Holders who Beneficially Own any Registrable Securities and, thereupon, Buyer or the Demanding Party, as applicable, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (B) in case of a determination by Buyer or the Demanding Party, as applicable, to delay registration of its Shares, such party shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other Shares.  In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 6.1(g), all Stockholders proposing to distribute their securities pursuant to this on Section 6.1(g) shall, at the request of Buyer, enter into an agreement in customary form with the underwriter or underwriters selected by Buyer or the Demanding Party, as applicable.

(h)   Piggyback Registrations Expenses.  Buyer shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this

Section 6.1(h); provided, however, that each Sponsor, Founder, Manager or Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Sponsor’s, Founder’s, Manager’s or Holder’s Registrable Securities pursuant to a Piggyback Registration effected pursuant to Section 6.1(g).

(i)    Priority in Piggyback Registrations.  If the managing underwriter for a registration pursuant to Section 6.1(g) shall advise Buyer in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number (the “Maximum Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to Buyer or the Demanding Party, as the case may be, Buyer shall include in such offering the following Shares:  (a) first, all the Shares, if any, Buyer or the Demanding Party, as the case may be, proposes to register for its own sale, and (b) second, all Registrable Securities requested to be included by all other Stockholders (or if the number of such Registrable Securities exceeds the Maximum Sale Number less the number of Shares included pursuant to clause (a) above, then the number of such Registrable Securities included in such registration pursuant to this clause (b) shall be equal to the excess of the Maximum Sale Number over the number of Shares included pursuant to clause (a) above and shall be allocated so as to allow two times pro rata participation for all requesting Founders, and one times pro rata participation for all requesting Sponsors, Managers and Holders, on the basis of the relative number of Registrable Securities each such Stockholder had requested to have included in such registration).

(j)    Underwriting Requirements.  In connection with any offering involving any underwriting of securities in a Piggyback Registration, such Stockholder’s Registrable Securities shall not be included in such underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon, in customary form and substance, between Buyer and the underwriters (or in the case of a Demand Registration in which Buyer is not participating, between the Sponsors or the Founders, as the case may be, and the underwriters), and such Stockholder agrees to sell such Stockholder’s Registrable Securities on the basis provided therein and completes and/or executes all questionnaires, indemnities, lock-ups, underwriting agreements and other documents (including powers of attorney and custody arrangements) required generally of all selling Stockholders, in each case, in customary form and substance, which are requested to be executed in connection therewith; provided, however, that with respect to any representations, warranties, indemnities and agreements of sellers of Shares in such Piggyback Registration, the aggregate amount of such liability will not exceed the lesser of  (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Shares included in the offering or (ii) such holder’s net proceeds actually received by such holder from such offering.

(k)   No Effect on Demand Registrations.  No registration of Registrable Securities pursuant to Section 6.1(g) shall be deemed to be a Demand Registration.

Section 6.2.            Registration Procedures.  If and whenever Buyer is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article VI, Buyer will, subject to the terms of this Agreement, as soon as practicable:

(a)   prepare and file with the SEC the requisite registration statement with respect to such Registrable Securities (including all exhibits and financial statements required under the Securities Act) and use its reasonable best efforts to cause such registration statement to become and remain effective in order to permit the sale of the Registrable Securities by the Stockholders in accordance with the intended method or methods of distribution thereof described in such registration statement;

(b)   prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during such period, or reasonably requested by holders of a majority of the participating Registrable Securities;

(c)   comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period and all stock exchange or trading system or NASD registration, listing or filing requirements;

(d)   furnish to each Stockholder of such Registrable Securities and each underwriter such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Stockholder or underwriter may reasonably request;

(e)   (i) promptly notify in writing each Stockholder that holds Registrable Securities covered by such registration statement, (and, if requested, provide copies of the relevant documents, as soon as reasonably practicable), (A) upon the filing of any such registration statement or amendment or supplement thereto (including post-effective amendments) and when such registration statement  or amendment or supplement thereto becomes effective, (B) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose), (C) if, at any time, the representations and warranties of Buyer in any applicable underwriting agreement cease to be true and correct in all material respects, or (D) of the happening of any event as a result of which the registration statement, as then in effect, or the prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading and (ii) in the case of an event under clause (e)(i)(B) or (D), promptly file such amendments and supplements which may be required on account of such event and use its reasonable best efforts to cause each such amendment and supplement to become effective;

(f)    promptly furnish counsel for each underwriter, if any, and for the selling Stockholders of Registrable Securities copies of any written request by the SEC (including any written comments from the SEC on such registration statement) or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information;

(g)   use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

(h)   use reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange or authorized for quotation on Nasdaq, if any, on which similar equity securities issued by Buyer are then listed or authorized for quotation, or eligible for listing or quotation, if the listing or authorization for quotation of such securities is then permitted under the rules of such exchange or the NASD;

(i)    enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by Buyer, provisions regarding the delivery of opinions of counsel for Buyer and accountants’ letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter’s underwriting agreements for similar offerings (the sellers of Registrable Securities that are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Buyer to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities);

(j)    make available for inspection by representatives of the selling Stockholders who hold Registrable Securities and any underwriters participating in any disposition pursuant hereto and any counsel or accountant retained by such Stockholders or underwriters, all relevant financial and other records, pertinent corporate documents and properties of Buyer and cause the respective officers, directors and employees of Buyer to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration pursuant hereto; provided, however, that, with respect to records, documents or information which Buyer determines, in good faith, to be confidential and as to which Buyer notifies such representatives, underwriters, counsel or accountants in writing of such confidentiality, such representatives, underwriters, counsel or accountants shall not disclose such records, documents or information unless (i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) such information is or becomes available to such Person on a non-confidential basis from a source other than Buyer, or (iii) such records, documents or information have previously been generally made available to the public.  Each selling Stockholder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of Buyer or its Affiliates (or for such Stockholder’s business purposes or for any reason other than in connection with a registration hereunder) unless and until such information is made generally available (other than by such Stockholder or where such Stockholder knows that such information became publicly available as a result of a breach of any confidentiality arrangement) to the public.  Each selling Stockholder of such Registrable Securities further agrees that it will, upon learning that disclosure of such records is sought, give notice to Buyer and allow Buyer, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential;

(k)   permit any beneficial owner of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling Person of Buyer, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Buyer in writing, that in the judgment of such holder, as aforesaid, should be included; and

(l)    on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such selling holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect, provided that Buyer shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(m)  cooperate with the selling Stockholders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(n)   use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered or approved by such other governmental agencies or authorities (other than any foreign governmental agencies or authorities) as may be ncessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(o)   not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(p)   enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the holders of at least a majority of any Registrable Securities being sold or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(q)   obtain for delivery to the selling holders of Registrable Securities and to the underwriter or underwriters, if any, an opinion or opinions from counsel for Buyer dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;

(r)    make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of Buyer’s businesses and the requirements of the marketing process) in the marketing of the Registrable Securities in any underwritten offering.

Buyer may require each Stockholder who is selling Registrable Securities pursuant to which any registration is being effected to furnish Buyer such information regarding such Stockholder and the distribution of such Registrable Securities as Buyer may from time to time reasonably request in writing.

Each beneficial owner of Registrable Securities agrees that upon receipt of any notice from Buyer of the happening of any event of the kind described in clauses (e)(i)(B) and (e)(i)(D) above, such beneficial owner will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such beneficial owner’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (e)(ii) above, and, if so directed by Buyer, such beneficial owner will deliver to Buyer (at Buyer’s expense) all copies, other than permanent file copies then in such beneficial owner’s possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement.

Section 6.3.            Indemnification.

(a)   In the event of any registration of any Registrable Securities pursuant to this Article VI, Buyer shall indemnify and hold harmless, to the fullest extent permitted by law, any Stockholder selling any Registrable Securities covered by such registration statement, its Affiliates, directors, officers, fiduciaries, employees, advisors, agents and stockholders or members or general and limited partners (and the directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners thereof), each other Person who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee, agent and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person’s directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses in respect thereof (including reasonable costs of investigation and reasonable fees and expenses of counsel) (“Claims”) and any amounts paid in any settlement effected with Buyer’s consent, which consent shall not be unreasonably withheld, conditioned or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered pursuant to this Agreement under the Securities Act, together with any supplements or amendments thereto or documents incorporated by reference therein,  or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, free writing prospectus or any amendment or supplement thereto (unless corrected in the final prospectus), together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by Buyer of any federal, state or common law rule or regulation applicable to Buyer and relating to action required of or inaction by Buyer in connection with any such registration, and Buyer will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that Buyer shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any Violation that occurs in reliance upon and in conformity with written information furnished to Buyer or its representatives by or on behalf of such indemnified party expressly stating that such information is for use therein.

(b)   Each holder of Registrable Securities that are included in the securities as to which any Demand Registration or Piggyback Registration is being effected (and, if Buyer requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration or Piggyback Registration, any underwriter and qualified independent underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.3(a)), to the fullest extent permitted by law, Buyer, its directors, officers, fiduciaries, employees, advisors, agents and stockholders (and the directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners thereof) and each Person (including any such Person’s directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners), if any, controlling Buyer within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees, agents and stockholders or general and limited partners and respective controlling Persons (including any such Person’s directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners), against any and all Claims, and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished to Buyer or its representatives by or on behalf of such holder of Registrable Securities, expressly stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement.  Notwithstanding anything in this Section 6.3(b) to the contrary, no indemnifying party shall be required pursuant to this Section 6.3(b) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Claims of the indemnified parties relate.

(c)   Indemnification similar to that specified in Section 6.3(a) and Section 6.3(b) (with appropriate modifications) shall be given by Buyer and each seller of Registrable Securities (and, if Buyer requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Piggyback Registration, any underwriter and qualified independent underwriter, if any) with respect to any required registration or other qualification of securities under any state securities or “blue sky” laws.

(d)   Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6.3, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 6.3, except to the extent the indemnifying party is actually and materially prejudiced thereby and shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 6.3.  In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 calendar days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) in the reasonable judgment of any indemnified party (based upon advice of its counsel) a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim) unless such settlement, compromise or judgment (A)

includes an unconditional release of the indemnified party from all liability arising out of such Claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)   If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 6.3(a), Section 6.3(b), or Section 6.3(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party and any other indemnifying party on the other hand from the acts, statements and omissions that resulted in such Claims.  If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 6.3(d) above and the indemnifying party is actually and materially prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of but also the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations, including the extent of such prejudice.  The relative fault shall be determined by a court of law by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent knowledge, access to information and opportunity to correct or prevent such Violation.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.3(e) were to be determined by pro rata allocation, or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentences of this Section 6.3(e).  The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to  contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in this Section 6.3(e) to the contrary, no indemnifying party (other than Buyer) shall be required pursuant to this Section 6.3(e) to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Claims of the indemnified parties relate.

(f)    The indemnity agreements contained in this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the termination of this Agreement.

(g)   The indemnification and contribution required by this Section 6.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(h)   In connection with underwritten offerings, Buyer will use reasonable best efforts to negotiate terms of indemnification that are reasonably favorable to the various sellers pursuant thereto, as appropriate under the circumstances.

Section 6.4.            Lock-Up Agreement.  If requested in writing by Buyer or the underwriter in an IPO, each Stockholder (or, if requested by Buyer or the underwriter in any other underwritten offering of Registrable Securities in which such Stockholder is participating, each such participating Stockholder) agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any equity interests in Buyer or other securities representing, or exchangeable, convertible or exercisable into, Shares or other Voting Securities of Buyer (in each case, other than as part of such underwritten public offering) within 14 calendar days before or 180 calendar days after the effective date of a registration statement or for such shorter period as the sole or lead managing underwriter or Buyer shall request, in any such case, unless consented to by such underwriter or Buyer, as applicable; provided, however, that the foregoing restrictions will not apply to (i) transactions relating to shares of Buyer Common Stock or other securities acquired in open market transactions after the completion of the IPO, (ii) Transfers to a Permitted Transferee of such holder in accordance with the terms of this Agreement or (iii) conversions of shares of Buyer Common Stock without change of holder.

Section 6.5.            Post IPO Registration.  As promptly as practicable after an IPO and the subsequent expiration of any underwriter lock-up periods, Buyer shall file (a) a registration statement on Form S-8 covering all of the Shares received (or to be received) pursuant to Buyer’s benefit plans, and (b) a shelf registration statement on Form S-3 covering the Registrable Securities.

Upon effectiveness of such shelf registration statement, Buyer will use its reasonable best efforts to keep such registration statement effective with the SEC until such time as the Shares held by all holders of Registrable Securities are freely tradeable under SEC Rule 144(k).  Notwithstanding the foregoing, Buyer may suspend effectiveness of such registration statement during any period covered by Section 6.2(e)(i)(B) or (D).  Buyer shall file a successor shelf registration statement on Form S-3 every three years.

Section 6.6.            Information by Sponsors, Founders, Managers, or Holders.  Each Sponsor, Founder, Manager, and Holder of Registrable Securities included in any registration shall furnish to Buyer such information regarding such Sponsor, Founder, Manager, or Holder and the distribution proposed by such Sponsor, Founder, Manager, or Holder as Buyer may reasonably request in writing and shall be required in connection with any registration, qualification or compliance referred to in any section of any section of Article VI or any provision thereunder.

Section 6.7.            Rule 144 Reporting.  With a view to making available to the Sponsors, Founders, Managers, and Holders the benefits of certain rules and regulation of the SEC that may permit the sale of the Registrable Securities to the public without registration, Buyer, following an IPO, agrees to:

(a)   Make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b)   File with the SEC, in a timely manner, all reports and other documents required of Buyer under the Securities Act and Exchange Act (after it has become subject to such reporting requirements);

(c)   Take such further action as any holder of Registrable Securities may reasonably request, to the extent required to enable such holder to sell Registrable Securities without registration under the Securities Act within the exemption provided by Rule 144.

Section 6.8.            Termination of Registration Rights.  The rights to any particular Founder, Manager, or Holder to cause Buyer to register securities pursuant to this Article VI shall terminate as to any Founder, Manager, or Holder on the later of (a) two (2) years following the consummation of an IPO, or (b) the date such Founder, Manager, or Holder is able to dispose of all of its Registrable Securities (i) within a 90 day period under the volume restrictions of Rule 144(e) (whether or not applicable) and (ii) pursuant to SEC Rule 144(k).

ARTICLE VII

PREEMPTIVE RIGHTS

Section 7.1.            Preemptive Right for Equity Issuances.  Prior to an IPO, if Buyer proposes to issue to any Person any Shares, Voting Securities or other equity securities of Buyer (including for the avoidance of doubt, the issuance of any warrants or debt securities exchangeable for or convertible into Shares, Voting Securities or other equity securities of Buyer), other than (i) pursuant to an employee or non-management director stock option plan, stock bonus plan, stock purchase plan or other management equity program or plan, (ii) pursuant to any merger, share exchange or acquisition pursuant to which Voting Securities are exchanged for, or issued upon cancellation or conversion of, equity securities of another entity not Affiliated with any Stockholder or (iii) sales of Shares in an IPO, each Stockholder shall be afforded the right to acquire (for the same price and on the same terms as Buyer proposes to issue such Shares, Voting Securities or other equity securities of Buyer) a number of Shares, Voting Securities or other equity securities, as applicable, such that following such proposed issuance such Stockholder would, assuming completion of such proposed issuance and the purchase by such Stockholder of all Shares, Voting Securities or other equity securities purchasable by such Stockholder under this Section 7.1, hold the same percentage (on a fully-diluted basis) of Buyer’s equity as such Stockholder held prior to such issuance.  Stockholders must exercise the purchase rights hereunder within twenty (20) Business Days after receipt of any notice of intention to cause such issuance from Buyer.

ARTICLE VIII

PUT AND CALL OPTIONS

Section 8.1.            Call Option.  Prior to an IPO, upon termination of the Manager’s employment with the Company, Buyer shall have the right (the “Call Option”) to repurchase all of such Manager’s Shares, Voting Securities or other equity securities of Buyer (including, but not limited to, options to purchase Shares, Voting Securities or other equity securities of Buyer, warrants or debt securities convertible into Shares, Voting Securities or other equity securities of Buyer) (collectively, the “Manager’s Equity Interests”) at Fair Market Value upon notice to the Manager to be provided within 10 business days following the later of the date of termination of such Manager or the date on which the Manager’s Equity Interests are acquired pursuant to the exercise of an option to purchase Shares, Voting Securities or other equity securities of Buyer. A repurchase by the Company of the Manager’s Equity Interests under this Section 8.1 shall be for cash; provided, however, that, if (a) such Manager is terminated for Cause, and (b) the terms of Buyer’s and the Company’s outstanding debt arrangements prohibit such use of cash, Buyer may repurchase all of such Manager’s Equity Interests with a Promissory Note issued by Buyer to the Manager.  The parties acknowledge and agree that the provisions of this Article VIII shall be the exclusive right of the Company and Buyer to purchase the Manager’s Equity Interests, not withstanding any other agreements or instruments to the contrary, including, but not limited to, any option agreements executed by a Manager under the 1999 Stock Option Plan for Incentive Stock Options and/or 1999 Stock Option Plan for Non-Qualified Options

Section 8.2.            Put Rights.  If any Manager ceases to be employed by the Company and any of its subsidiaries as a result of such Manager’s death, Disability or retirement following the age of 65, such Manager (or such Manager’s respective successors, executors, administrators, heirs, legatees or disributees (each, a “Manager Designee”)), shall have the right to require Buyer or the Company, on 30 days prior notice, to repurchase such Manager’s Equity Interests at Fair Market Value in cash; provided, however, that if the terms of Buyer’s and the Company’s outstanding debt arrangements prohibit such use of cash, Buyer or the Company, as applicable, may repurchase the Manager’s Equity Interests with a Promissory Note issued by Buyer or the Company, as applicable.

Section 8.3.            Prepayments.  Any Promissory Note issued under Article VIII may be prepaid in whole or in part at any time and from time to time without premium or penalty.

Section 8.4.            Notices, etc.  Any right described in Article VIII may be exercised by delivery of written notice thereof (the “Option Notice”) from the Company to the relevant Manager or any Manager Designee or from the relevant Manager or Manager Designee to the Company or Buyer, in each case after the date of termination of such Manager’s employment.  The Option Notice shall state that the Company or such Manager or Manager Designee has elected to exercise such right, and the Manager’s Equity Interests with respect to which the right is being exercised.

Section 8.5.            Closing.  The closing of any purchase and sale of the Manager’s Equity Interests pursuant to the exercise of any right granted pursuant to Article VIII shall take place as soon as reasonably practicable and in no event later than 30 days after the date of the relevant Option Notice at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine.  The receipt of consideration by any Person selling Manager’s Equity Interests in payment for the transfer of such Manager’s Equity Interests pursuant to Article VIII shall be deemed a representation and warranty by such Person that:  (a) such Person has full right, title and interest in and to such Manager’s Equity Interests; (b) such Person has all necessary power and authority and has taken all necessary action to sell such Manager’s Equity Interests as contemplated by Article VIII; and (c) such Manager’s Equity Interests are free and clear of any and all liens or encumbrances.

ARTICLE IX

COVENANTS

Section 9.1.            Affiliate Transactions.  Prior to an IPO, Buyer will not, and will not permit any of its subsidiaries to, enter into any transaction (or series of transactions) with, or for the benefit of, any Affiliate of Buyer (including the Sponsors and any Affiliate thereof) (including any issuance or sale of securities) involving aggregate consideration in excess of $2 million, unless approved by a majority of the directors of Buyer Board independent of such Affiliate of Buyer.  Neither Buyer nor the Company or its Subsidiaries will pay management, consulting, financial, investment banking or similar fees to the Sponsors or their Affiliates.

Section 9.2.            No Voting or Conflicting Agreements.  Prior to an IPO, no Sponsor, Founder, Manager, or Holder shall enter into or agree to be bound by any voting trust with respect to any Shares, nor, at any time, shall any Sponsor, Founder, Manager, or Holder enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Shares, in either case to the extent inconsistent with the provisions of this Agreement.  The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares inconsistent with the provisions of this Agreement.  No Sponsor, Founder, Manager, or Holder shall act, at any time, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of Shares in any manner that is inconsistent with the provisions of this Agreement.

Section 9.3.            Further Assurances.  The parties shall from time to time execute and deliver all such further documents and do all acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

Section 9.4.            Confidentiality.  The terms of this Agreement shall be confidential and neither the Company nor any Stockholder shall disclose to any Person not a party to this Agreement any of the terms of this Agreement, other than to its employees, auditors, investors, partners, creditors, advisors, counsel or any rating agencies that are reviewing securities or loans issued by such Stockholder, in each case, to the extent such disclosure reasonably relates to the administration of the investment represented by the Shares and who are informed that such information is subject to the provisions of this Section 9.4 and who enter into confidentiality arrangements with such Stockholder in form and substance reasonably satisfactory to such

Stockholder and except to such Stockholder’s advisors and except as may be required by applicable law (including under the Securities Act or the Exchange Act), this Agreement, exchange listing requirements, in connection with the litigation among the parties hereto or to negotiate and effect a Transfer permitted under this Agreement.

Section 9.5.            Information Rights.  (a) So long as the Sponsors continue to Beneficially Own 1% of the outstanding Shares and until an IPO, (i) Buyer shall deliver to the Sponsors, as and when available after the end of each of the first three quarters of each fiscal year, quarterly financial reports in the form prepared for the Buyer Board, but in any event within 45 days after the end of each relevant fiscal quarter (or, if Buyer is in good faith and diligently seeking to prepare and deliver such financial information, at such later date (not exceeding 60 days after the end of such quarter) as circumstances may require), and (i) Buyer shall deliver to the Sponsors, within 150 days after the end of Buyer’s fiscal year, the audited annual financial statements of the Company (including the notes thereto), including consolidated balance sheets, income statements and statements of cash flow, accompanied by the audit report thereon of the Company’s independent public accountants.

(b)           So long as the Founders continue to Beneficially Own, in the aggregate, 1% of the outstanding Shares and until an IPO, (i) Buyer shall deliver to the Founders, as and when available after the end of each of the first three quarters of each fiscal year, quarterly financial reports in the form prepared for the Buyer Board, but in any event within 45 days after the end of each relevant fiscal quarter (or, if Buyer is in good faith and diligently seeking to prepare and deliver such financial information, at such later date (not exceeding 60 days after the end of such quarter) as circumstances may require), and (i) Buyer shall deliver to the Founders, within 150 days after the end of Buyer’s fiscal year, the audited annual financial statements of the Company (including the notes thereto), including consolidated balance sheets, income statements and statements of cash flow, accompanied by the audit report thereon of the Company’s independent public accountants.

(c)              Buyer and the Company agrees for the benefit of each GS VCOC:

(i)     Each GS VCOC shall have the right to meet from time to time with such management personnel of Buyer and the Company and their direct and indirect subsidiaries, upon reasonable notice to the Partnership, Buyer and the Company, for the purpose of consulting with and advising management, obtaining information on all matters relating to the operation of Buyer and the Company and their direct and indirect subsidiaries or expressing the views of such GS VCOC on such matters and, as may be reasonably requested and on reasonable notice, to visit and inspect any of the properties of Buyer and the Company and their direct and indirect subsidiaries, including the books of account and to discuss its and their affairs, finances and accounts with the management personnel of the Partnership, Buyer, the Company and their direct and indirect subsidiaries.  Buyer and the Company agree, and shall cause their direct and indirect subsidiaries, to give due consideration to any advice given and proposals made by the GS VCOC; provided, that Buyer and the Company or such subsidiary shall not be obligated to follow any such advice or proposals.

(ii)    Buyer and the Company will deliver to each GS VCOC:  (i) as soon as available, and in any event within 120 days after the end of each financial year, copies of the audited consolidated financial statements including the consolidated balance sheet and consolidated statements of income and cash flows of the Partnership and its subsidiaries, Buyer and its subsidiaries and the Company and its subsidiaries for that financial year prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; (ii) as soon as available, and in any event within 45 days of the end of each accounting quarter, copies of the consolidated management accounts of Buyer and its subsidiaries and the Company and its subsidiaries as at the end of and for that accounting quarter, including a profit and loss account, balance sheet and cash flow statement prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein and setting forth comparative figures for the related period and related cumulative period in the previous financial year; and (iii) true and correct copies of all documents, reports, financial data and such additional information as the GS VCOC may at any time reasonably request.

Section 9.6.            Additional Parties.  Each Person who becomes a Beneficial Owner of Buyer Common Stock or Voting Securities as a result of issuance of such securities upon exercise of any Rollover Option or other stock option, stock bonus award, restricted stock award or any other stock incentive, heretofore or hereafter granted to employees, consultants, representatives or agents by the Company or Buyer shall, as a condition to the issuance of such Shares, be required to enter into this Agreement by means of a Joinder Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1.          Amendment and Waiver.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of (1) the Company, (2) Buyer, (3) the H&F Sponsors (so long as they Beneficially Own 5% of the Shares Beneficially Owned by them on the date hereof), (4) the TPG Sponsor (so long as it Beneficially Owns 5% of the Shares Beneficially Owned by them on the date hereof), (5) the Founders (so long as they Beneficially Own, in the aggregate, 5% of the Shares Beneficially Owned by them on the date hereof ), and (6) Managers Beneficially Owning a majority of the total number of outstanding Shares held by Managers at that time; provided that any amendment that would adversely affect the rights of a Sponsor Founder, Holder or Manager under this Agreement shall require the written consent of such Sponsor Founder, Holder or Manager.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 10.2.          Company IPO.  (a)  In the event of any merger, statutory share exchange or other business combination of Buyer with any of Buyer’s subsidiaries, each of the Stockholders and Buyer (or, if different, the surviving entity of the merger) shall execute a stockholders’ agreement with terms that are substantially equivalent, in the view of each

Stockholder, to this Agreement (including the registration rights provided for in Article VI hereof); provided, Buyer shall distribute any securities issued to Buyer pursuant to such merger to the Stockholders pro rata in accordance with their respective percentage ownership of Shares.

(b)   Immediately prior to the consummation of an underwritten initial public offering of Buyer or any of its Subsidiaries, if the entity registering its shares in connection with such underwritten public offering (the “Registering Entity”) is either the Company, or any other subsidiary of the Company, then Buyer shall take such actions as may reasonably be necessary to exchange all Shares for shares of the Registering Entity; provided that each of the Stockholders shall execute a shareholders’ agreement of such Registering Entity with terms that are substantially equivalent to this Agreement.  Upon such exchange, the Stockholders shall be entitled to receive shares of the Registering Entity pro rata in accordance with the number of Shares held by such Stockholder immediately prior to such exchange.

Section 10.3.          Severability.  If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement, to the extent permitted by law, shall not be affected and shall remain in full force and effect.  Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 10.4.          Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement and the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.  Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of Buyer under any other agreement with Buyer, the terms of this Agreement shall govern.  The parties acknowledge and agree that all other existing Stockholder Agreements by and between the Company and any Manager or Holder, including, without limitation, the Stockholders’ Agreement under the 1999 Stock Option Plan for Incentive Stock Options and 1999 Stock Option Plan for Non-Qualified Stock Options are hereby terminated and of no further force and effect.

Section 10.5.          Successors and Assigns.  Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger or pursuant to a Joinder Agreement required hereunder), by any party without the prior written consent of each of (1) the Company, (2) Buyer, (3) the H&F Sponsors (so long as they Beneficially Own 5% of the Shares Beneficially Owned by them on the date hereof), (4) the TPG Sponsor (so long as it Beneficially Owns 5% of the Shares Beneficially Owned by them on the date hereof), (5) the Founders (so long as they Beneficially Own, in the aggregate, 5% of the Shares Beneficially Owned by them on the date hereof ), and (6) the Managers Beneficially Owning a majority of the total number of outstanding Shares held by Managers at that time; provided, however, that in connection with any sale or transfer of Shares by the Sponsors or the Founders, the transferee of such Shares may become a party hereto for the purposes of Article VI hereof.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 10.6.          Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 10.7.          Remedies.

(a)   Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof.  Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)   All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 10.8.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Buyer or Merger Sub:

c/o Texas Pacific Group
301 Commerce Street
Suite 3300
Fort Worth, TX  76102
Attention:  Richard Schifter
Fax:  (415) 743-1501

and

c/o Hellman & Friedman LLC
One Maritime Plaza, 12th Fl.
San Francisco, CA  94111
Attention:  Jeffrey Goldstein
Fax:  (415) 835-5408

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019
Attention:  Patricia A. Vlahakis
Fax:  (212) 403-2000

If to Company:

c/o LPL Holdings, Inc.
One Beacon Street, 22nd Floor
Boston, Massachusetts 02108
Attention:  Stephanie Brown
Fax:  617-556-2811

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:    Gary Horowitz
                       Ed Chung
Fax: (212) 455-2502

If to Sponsors:

c/o Texas Pacific Group
301 Commerce Street
Suite 3300
Fort Worth, TX  76102
Attention:  Richard Schifter
Fax:  (415) 743-1501

and

c/o Hellman & Friedman LLC
One Maritime Plaza, 12th Fl.
San Francisco, CA  94111
Attention:  Jeffrey Goldstein
Fax:  (415) 835-5408

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019

Attention:  Patricia A. Vlahakis
Fax:  (212) 403-2000

If to Founders:

Todd A. Robinson
468 Greenfield Road
Peterborough, NH 03458
Fax: [•]

and

David H. Butterfield
Park Towers at Hughes Center
Las Vegas, NV 89109
[•]

and

James S. Putnam
4691 Rancho Laguna Bend
San Diego, CA 92130
[•]

with a copy to:

SCS Financial
610 Lincoln Street
Waltham, MA 02451
Attention:  Peter Mattoon
Fax:  (781) 290-4411

If to Managers:

c/o Mark Casady

LPL Holdings, Inc.

One Beacon Street, 22nd Floor

Boston, Massachusetts 02108

Fax: 617-357-1976

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention:  Julie Jones

Fax:  617-951-7050

If to Holders:

If to the GS Holders:

c/o GS Mezzanine Partners III Onshore Fund, L.P.
85 Broad Street
New York, New York 10004
Attention:  Eric Goldstein
Fax:  (212) 357-5505

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY  10004
Attention: F. William Reindel
Fax: (212) 859-4000

If to the Farallon Holders:

c/o Farallon Partners, L.L.C.

One Maritime Plaza, Suite 1325

San Francisco, California 94111

Attention: Kristin Biniek

                   Colby Clark

Fax: (415) 421-2133

with a copy (which shall not constitute notice) to:

Richards Spears Kibbe & Orbe LLP

One World Financial Center

New York, New York 10281

Attention: William Q. Orbe

   Thao H.V. Do

Fax: (212) 530-1801

Section 10.9.          Governing Law; Consent to Jurisdiction.

(a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except that MBCA shall govern the Merger.  The parties hereto agree that any suit, action or proceeding (“Litigation”) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court.  Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 10.9, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such particular courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(b)   Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.

(c)   The parties hereto each expressly acknowledge that the foregoing waivers are intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by the parties hereto to jurisdiction and service contained in this Section 10.9 is solely for the purpose referred to in this Section 10.9 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

Section 10.10.        Interpretation.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 10.11.        Effectiveness.  This Agreement shall become effective upon the consummation of the Merger and prior thereto shall be of no force or effect.  If the Merger Agreement shall be terminated in accordance with its terms prior to the consummation of the Merger, this Agreement shall automatically be of no force or effect.

Section 10.12.        Subsequent Acquisition of Shares.  Any securities of Buyer acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Shares” as such term is used herein for purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

LPL HOLDINGS, INC.

By:	/s/ Stephanie Brown
Name:
Title:

BD INVESTMENT HOLDINGS INC.

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: President

[Stockholders Agreement Signature Page]

HELLMAN & FRIEDMAN CAPITAL PARTNERS V, L.P.
By: Hellman & Friedman Investors V, LLC

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: Managing Director

HELLMAN & FRIEDMAN CAPITAL PARTNERS V (PARALLEL), L.P.
By: Hellman & Friedman Investors V, LLC

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: Managing Director

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES V, L.P.
By: Hellman & Friedman Investors V, LLC

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: Managing Director

TPG PARTNERS IV, L.P.
By: TPG Genpar IV, L.P.
By: TPG Advisors IV, Inc.

By:	/s/ John E. Viola
Name: John E. Viola
Title: Vice President

[Stockholders Agreement Signature Page]

TODD A. ROBINSON

/s/ Todd A. Robinson
Name: Todd A. Robinson

JAMES S. PUTNAM TTEE FOR PUTNAM FAMILY TRUST DATED 1-6-99 SEPARATE PROPERTY TRUST

By:	/s/ James S. Putman
Name: James S. Putnam
Title: Trustee

LOIS AND DAVID H. BUTTERFIELD

/s/ Lois Butterfield
Name: Lois Butterfield

/s/ David H. Butterfield
Name: David H. Butterfield

[Stockholders Agreement Signature Page]

LINCOLN ANDERSON

/s/ Steven Black

STEVEN BLACK

/s/ Stephanie L. Brown

STEPHANIE L. BROWN

/s/ Mark S. Casady

MARK S. CASADY

/s/ William E. Dwyer

WILLIAM E. DWYER

/s/ Jonathan Eaton

JONATHAN EATON

MARK GEORGE LOPEZ AND CHRISTINA LYNN LOPEZ, JTWROS

/s/ Mark George Lopez
Name: Mark George Lopez

/s/ Christina L. Lopez
Name: Christina Lynn Lopez

[Stockholders Agreement Signature Page]

C. WILLIAM MAHER

/s/ C. William Maher

ESTHER M. STEARNS

/s/ Esther M. Stearns

[Stockholders Agreement Signature Page]

GS MEZZANINE PARTNERS II, L.P.
By: GS Mezzanine Advisors II, L.L.C., its general
partner

By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GS MEZZANINE PARTNERS II OFFSHORE,L.P.
By: GS Mezzanine Advisors II, L.L.C., its general
partner

By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GS MEZZANINE PARTNERS III ONSHORE FUND, L.P.
By: GS Mezzanine Partners III Onshore Fund, L.L.C.
its general partner

By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GS MEZZANINE PARTNERS III OFFSHORE
FUND, L.P.
By: GS Mezzanine Partners III Offshore Fund, L.L.C.
its general partner

By:	/s/ John E. Bowman
Name:		John E. Bowman
Title:		Vice President

FARALLON CAPITAL PARTNERS, L.P.
By: Farallon Partners, L.L.C., its general partner

By:	/s/ Derek Schrier
Name: Derek Schrier
Title: Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.
By: Farallon Partners, L.L.C., its general partner

By:	/s/ Derek Schrier
Name: Derek Schrier
Title: Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.
By: Farallon Partners, L.L.C., its general partner

By:	/s/ Derek Schrier
Name: Derek Schrier
Title: Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.
By: Farallon Partners, L.L.C., its general partner

By:	/s/ Derek Schrier
Name: Derek Schrier
Title: Managing Member

CARLYLE MEZZANINE PARTNERS, L.P.
By: CMP General Partner, L.P., it general partner
By: TC Group CMP, L.L.C., its general partner

By:	/s/ James C. Shevlet, Jr.
Name: James C. Shevlet, Jr.
Title: Managing Director

TCW/CRESCENT MEZZANINE PARTNERS III, L.P.
By:	TCW/Crescent Mezzanine Management III, L.L.C., its Investment Manager
By:	TCW Asset Management Company, its Sub-Advisor

By:	/s/ Jerome Egan
Name: Jerome Egan
Title: Senior Vice President

TCW/CRESCENT MEZZANINE TRUST III
By:	TCW/Crescent Mezzanine Management III, L.L.C., its Investment Manager
By:	TCW Asset Management Company, its Sub-Advisor

By:	/s/ Jerome Egan
Name: Jerome Egan
Title: Senior Vice President

TCW/CRESCENT MEZZANINE PARTNERS III NETHERLANDS, L.P.
By:	TCW/Crescent Mezzanine Management III, L.L.C., its Investment Manager
By:	TCW Asset Management Company, its Sub-Advisor

By:	/s/ Jerome Egan
Name: Jerome Egan
Title: Senior Vice President